EXHIBIT 10.77

                                OPTION AGREEMENT

         THIS OPTION AGREEMENT (the "Agreement") is made and entered into as of January 7, 2003, by and between TMRC, L.L.P., a Missouri limited liability partnership ("Holder") and Robert C. Siddons, an individual residing in the state of Texas ("Grantor").

                                    Recitals

         WHEREAS, Grantor and other shareholders of Travis Boats & Motors, Inc., a Texas corporation (the "Company") have created a voting trust (the "Voting Trust") pursuant to a Voting Trust Agreement dated as of the date hereof into which Grantor and such shareholders have deposited all of their shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") in exchange for voting trust certificates (each, a "Certificate") evidencing the beneficial ownership of such deposited shares; and

         WHEREAS, in order to induce the Holder to enter into certain financial arrangements with the Company, Grantor desires to grant to Holder the right to purchase certain of Grantor's Certificates.

                                    Agreement

         NOW THEREFORE, in consideration of the recitals and mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties, intending to be legally bound, hereby agree as follows:

         1. Grant of Option. Grantor hereby grants to Holder the option (the "Option") to purchase Certificates representing up to the lesser of (a) thirty percent (30%) of the shares of Common Stock deposited by Grantor into the Voting Trust and (b) the number of shares (pro rata among all other grantors of an Option to Holder) required at the time of exercise to give Holder 51% or more of the common stock of the Company, on a fully-diluted, as if converted, basis, in either case, at an exercise price equal to $1.20 multiplied by the number of shares of Common Stock underlying the Certificates to be purchased.

         2. Term of Option. This Option and all rights to purchase the Certificates hereunder shall expire at the close of business on March 31, 2003 (the "Expiration Date"). To the extent that this Option has not been exercised in full prior to the Expiration Date, it shall terminate and become void and of no effect.

         3. Exercisability and Non-transferability of Option. This Option shall be exercisable in whole or from time to time in part during the term hereof. This Option and all rights hereunder shall be non-assignable and non-transferable. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Option, except as provided herein, shall be null and void and without effect.

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         4. Method of Exercise of Option. The Holder may exercise the Option, in whole or in part, by delivery to the Grantor of a written notice of its election to exercise the Option (the "Exercise Notice"), identifying that number of shares of Common Stock underlying the Certificates as to which such exercise is then being sought, which number may not exceed the number of underlying shares of Common Stock as to which the Option may then be exercised, taking into account any and all prior partial exercises of the Option. The Exercise Notice must be accompanied by surrender of the original of this Agreement for notation by the Grantor and return to the Holder, as appropriate. The effective date of exercise of the Option as to which an Exercise Notice has been given (the "Exercise Date") shall be the later of the date the Grantor receives the Exercise Notice and the date Grantor receives payment in full of the Exercise Price for the Certificates as to which the Option is being exercised.

         5. Delivery of New Certificates. On the Exercise Date, the Grantor shall (a) issue written notice to the trustee of the Voting Trust of such transfer, (b) instruct the trustee to record such transfer in the books and records of the Voting Trust, and (c) submit to the trustee the Grantor's Certificates purchased hereunder, accompanied by any transfer documents as may be requested by the trustee, to permit the trustee to issue and deliver to Holder a Certificate representing the number of underlying shares of Common Stock as to which the Option has thus been exercised and to re-issue and deliver to Grantor a Certificate representing the balance of Grantor's holdings within the Voting Trust.

         6. Grantor Representations. Grantor hereby represents and warrants to Holder that (a) all shares of Common Stock underlying the Certificates held by Grantor are beneficially owned by Grantor, are validly issued, fully paid and non-assessable, and are free and clear of any liens, pledges, charges, security interests or encumbrances of any kind, or any other type of preferential arrangement that has the practical effect creating an encumbrance on such shares of Common Stock. (b) this Agreement is a valid and binding obligation of Grantor enforceable against Grantor in accordance with its terms, and (c) Grantor has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform Grantor's obligations under this Agreement.

         7. Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below;
(c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.


         To Holder:                              To Grantor:

         TMRC, L.L.P. c/o
         Tracker Marine, L.L.C.
         2500 East Kearney Street
         Springfield, Missouri 65803
         Attn:  Ken Burroughs
         Fax Number: (417) 873-5052


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         With copies to:

         Gallop, Johnson & Neuman, L.C.
         101 S. Hanley, Suite 1600
         Saint Louis, Missouri  63119
         Attn:  Robert H. Wexler, Esq.
         Fax Number:  (314) 615-6001



Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7 by giving the other party written notice of the new address in the manner set forth above.

         8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to its conflicts of laws and choice of laws principles.

         9. Amendment. This Agreement may be amended by written agreement of Holder and Grantor without consent of any other person.

         10. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

                  (Remainder of Page Intentionally Left Blank)


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The parties have executed this  Agreement as of the date  reflected on the first page of this Agreement.



                                       "GRANTOR"




                                        -------------------------------------



ACCEPTED:


TMRC, L.L.P.


By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------






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